Exhibit 99.1

IFMI REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

Net Trading Revenue Increases 20% to $27.3 Million

Adjusted Operating Income of $4.2 Million or $0.26 per Diluted Share

Net Income of $0.4 Million or $0.03 per Diluted Share

Board Declares Dividend of $0.05 per Share

Philadelphia and New York, May 5, 2011 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), a leading investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter ended March 31, 2011.

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Net trading revenue increased 20% to $27.3 million for the three months ended March 31, 2011, as compared to $22.8 million for the three months ended March 31, 2010. This increase was primarily the result of the Company’s growth in equity derivatives trading as well as the JVB acquisition.

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Revenue for the first quarter 2011 was $32.3 million, as compared to $41.7 million for the three months ended March 31, 2010. The decrease in revenue was primarily the result of a $12.6 million reduction in principal transactions and other income, which more than offset the increase in net trading revenue. The reduction in principal transactions and other income was in large part due to net unrealized losses on the Company’s investment in Star Asia Finance of $2.0 million during the first quarter of 2011, which compares unfavorably to gains on the Company’s investments in Star Asia Finance and the first Strategos Deep Value Fund of $9.3 million and $1.3 million, respectively, during the first quarter of 2010. The change in fair value of the Company’s investment in Star Asia was primarily the result of the reduction in value of certain of Star Asia’s investments that were impacted by the natural disaster in Japan. The first Strategos Deep Value Fund was substantially liquidated during 2010.

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Adjusted operating income was $4.2 million, or $0.26 per diluted share, for the three months ended March 31, 2011, as compared to $7.7 million, or $0.49 per diluted share, for the three months ended March 31, 2010. This reduction in adjusted operating income was a result of the decrease in revenue, and was partially mitigated by lower compensation and benefits expense in the quarter. Adjusted operating income is not a measure recognized under generally accepted accounting principles. Please see discussion of non-GAAP measures below.

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Net income attributable to IFMI was $0.4 million, or $0.03 per diluted share, for the three months ended March 31, 2011, as compared to $2.9 million, or $0.28 per diluted share, for the three months ended March 31, 2010.

Daniel G. Cohen, Chairman and Chief Executive Officer of the Company, said, “We are pleased to report positive adjusted operating income and growth in net trading revenue during the quarter, and remain focused on growing our business. In addition, our solid capital position has enabled us to once again return value to our stockholders through a dividend. We look forward to continuing to enhance stockholder value and view the recent agreement with PrinceRidge as a transformative transaction for our platform.”

Total Equity and Dividend Declaration

•	At March 31, 2011, total equity was $93.2 million, as compared to $89.5 million as of December 31, 2010.

•	At March 31, 2011, diluted book value per share was $5.76, as compared to $5.68 as of December 31, 2010.

•	The Company’s Board of Directors has declared a dividend of $0.05 per share. The dividend will be payable on June 2, 2011 to stockholders of record on May 19, 2011.

Strategic Transactions

PrinceRidge. As announced on April 19, 2011, the Company has entered into an agreement with PrinceRidge Holdings LP (“PrinceRidge”) to contribute the equity interests in a subsidiary comprising a substantial part of the Company’s capital markets segment to PrinceRidge in exchange for a majority equity interest in PrinceRidge. The total book value of the equity interests and cash to be contributed by the Company to PrinceRidge is $45 million.

PrinceRidge is a New York-based financial services firm led by John P. Costas, Chairman, and Michael T. Hutchins, Chief Executive Officer, which is comprised of a sales and trading group specializing in structured products and corporate credit, and an investment banking group concentrated on corporate finance. Both Mr. Costas and Mr. Hutchins will continue in their current roles at PrinceRidge. In addition, Mr. Cohen will serve as Vice Chairman, Chief Investment Officer, and Managing Director of Structured Products for PrinceRidge. For the twelve months ended December 31, 2010, and the three months ended March 31, 2011, PrinceRidge generated revenues of $24.7 million and $9.4 million, respectively, and net income (loss) of ($4.5) million and $0.1 million, respectively.

Strategos Deep Value Funds. As announced on March 29, 2011, the Company completed the sale of its asset management rights to the Strategos Deep Value Funds and certain separately managed accounts to a new entity formed by two former employees of the Company. As of February 28, 2011, the assets under management with respect to these asset management rights were approximately $400 million. The Company retained its ownership interest in the general partners of the Deep Value Funds and its rights to incentive fees from the Strategos Deep Value Funds.

Mr. Cohen added, “These transactions refine IFMI’s strategic position, particularly the agreement with PrinceRidge, which unites us with a first-class executive team with a proven track record of success. We are excited about the future prospects of PrinceRidge and its important position in the long-term growth of IFMI.”

Conference Call

Management will hold a conference call this morning at 10:00 AM EDT to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 63750701, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), participant pass code 63750701.

About IFMI

IFMI is a leading investment firm specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown into a more diversified fixed income specialist. IFMI’s primary operating segments are Capital Markets and Asset Management. The Company’s Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products. IFMI’s Asset Management segment manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of March 31, 2011, we manage approximately $9.6 billion in credit-related fixed income assets in a variety of asset classes; including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) a potential Ownership Change under Section 382 of the Internal Revenue Code, and (i) regulatory approval and closing of the PrinceRidge transaction. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	3/31/11	3/31/10
Revenue

Net trading	$27,274	$22,768
Asset management	5,970	6,770
New issue and advisory	109	668
Principal transactions and other income	(1,039)	11,527

Total revenue	32,314	41,733

Operating expenses

Compensation and benefits	21,988	27,131
Business development, occupancy, equipment	1,439	1,383
Subscriptions, clearing, and execution	2,815	1,555
Professional fees and other operating	4,015	4,771
Depreciation and amortization	470	643

Total operating expenses	30,727	35,483

Operating income (loss)	1,587	6,250

Non-operating income (expense)

Interest expense	(1,482)	(1,993)
Gain on repurchase of debt	—	886
Gain on sale of management contracts	—	135
Income from equity method affiliates	95	14

Income before income taxes	200	5,292
Income tax expense (benefit)	(213)	731

Net income	413	4,561
Less: Net income attributable to the noncontrolling interest	38	1,646

Net income attributable to IFMI	$375	$2,915

Earnings per share

	Three Months Ended
	3/31/11	3/31/10
Basic
Net income attributable to IFMI	$375	$2,915
Basic shares outstanding	10,820	10,318

Net income attributable to IFMI per share	$0.03	$0.28

Diluted
Net income attributable to IFMI	$375	$2,915
Plus: Net income attributable to the convertible noncontrolling interest	38	1,646
Less: Additional tax benefit (expense) if convertible non controlling interest is converted	145	(157)

Enterprise net income	$558	$4,404

Basic shares outstanding	10,820	10,318
Shares issuable if convertible non controlling interest is converted	5,284	5,284
Additional dilutive shares	21	—

Diluted shares outstanding	16,125	15,602

Diluted net income per share	$0.03	$0.28

Reconciliation of adjusted operating income to operating income and calculation of per share amounts

Operating income	$1,587	$6,250
Depreciation and amortization	470	643
Share-based compensation	2,189	800

Adjusted operating income	$4,246	$7,693

Diluted shares outstanding	16,125	15,602

Adjusted operating income per share	$0.26	$0.49

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2011 (unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$49,548	$43,946
Restricted cash	1,880	4,507
Receivables from related parties	771	966
Other receivables	5,632	6,033
Investments-trading	316,394	189,015
Other investments, at fair value	44,766	46,551
Goodwill	10,184	3,231
Other assets	12,613	12,498

Total assets	$441,788	$306,747

Liabilities
Payables to:
Brokers, dealers, and clearing agencies	$113,885	$45,469
Related parties	60	34
Accounts payable and other liabilities	13,842	13,165
Accrued compensation	9,072	17,358
Trading securities sold, not yet purchased	54,351	17,820
Securities sold under agreements to repurchase	105,490	69,816
Deferred income taxes	8,639	8,889
Debt	43,258	44,688

Total liabilities	348,597	217,239

Equity
Series B voting non convertible preferred stock	5	5
Common stock	11	10
Additional paid-in capital	62,762	58,954
Accumulated other comprehensive loss	(448)	(665)
Retained Earnings / (accumulated deficit)	6,212	6,382
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total stockholders’ equity	68,214	64,358
Noncontrolling interest	24,977	25,150

Total equity	93,191	89,508

Total liabilities and equity	$441,788	$306,747

CALCULATION OF DILUTED BOOK VALUE PER SHARE

Total equity	$93,191	$89,508

Common shares outstanding	10,899	10,483
IFMI, LLC convertible membership units outstanding	5,284	5,284

Total shares and units outstanding (1)	16,183	15,767

Diluted Book Value Per Share	$5.76	$5.68

(1)	Includes all outstanding common shares, vested membership units, and participating securities as of the last day of the relevant period.

Non-GAAP Measures

Adjusted operating income and adjusted operating income per diluted share

Adjusted operating income is not a financial measure recognized by GAAP. Adjusted operating income represents operating income, computed in accordance with GAAP, before depreciation and amortization, impairments of intangible assets, and share-based compensation expense plus the Company’s share of any incentive fees earned included in income from equity method affiliates. Depreciation, amortization, impairments, and share based compensation expenses that have been excluded from adjusted operating income are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income. Adjusted operating income per diluted share is calculated, by dividing adjusted operating income by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, our management uses adjusted operating income and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com